Exhibit 10.3

                       THE PEOPLES BANCTRUST COMPANY, INC.
                             1999 STOCK OPTION PLAN


                      -------------------------------------

                      Agreement for Incentive Stock Options

                      -------------------------------------


     THIS STOCK OPTION (the "Option") grants Walter A. Parrent (the "Optionee") the right to purchase a total of 50,000 shares of Common Stock, par value $.10 per share, of The Peoples BancTrust Company, Inc. (the "Company"), at the price set forth herein, subject to the terms, definitions and provisions of The Peoples BancTrust Company, Inc. 1999 Stock Option Plan (the "Plan") which is incorporated by reference herein, except as set forth herein. This Option is intended to qualify as an incentive stock option ("ISO") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to Section 6(b) of the Plan, to the extent that the aggregate Market Value of shares with respect to which Options designated as ISOs first become exercisable by the Optionee in any calendar year (under the Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. The Optionee acknowledges, through signing below, the receipt of the prospectus associated with the Plan.


     1. Option Price. The Option price per share is $15.375, which equals 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

     2. Vesting and Exercise of Option. This Option shall be exercisable in accordance with the Plan as follows:

     Schedule of rights to exercise:
     -------------------------------

              Years of Continuous                     Percentage of Total Shares
                Employment After                          Subject to Option
             Date of Grant of Option                   Which May Be Exercised
             -----------------------                   ----------------------

                Upon Grant                                             0%
                1 year but less than 2 years                      33-1/3%
                2 years but less than 3 years                     33-1/3%
                3 years or more                                   33-1/3%

     To the extent this Option has not otherwise become vested in accordance with this Agreement, this Option will become fully vested and exercisable by the Optionee or his estate (1) upon the death of the Optionee (other than by suicide), (2) upon a determination by the Committee that the Optionee has become disabled, (3) upon a termination of the Optionee without Just Cause (as defined in Section 8(c)(1) of the Plan), or upon a Change in Control ( as defined in
Section 2(e) of the Plan).


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     3. Method of Exercise. This Option shall be exercisable by a written notice by the Optionee which shall:

          (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

          (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

          (d) be in writing and delivered in person or by certified mail to the Treasurer of the Company.

          Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects. In addition, the Optionee may elect to pay for all or part of the exercise price of the shares by having the Company withhold a number of shares that are both subject to this Option and have a fair market value equal to the exercise price. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     4. Restrictions on Exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     5. Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

     6. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.


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     7. Term of Option.  This  Option may not be  exercisable  for more than ten years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.


September 9, 2005                       THE PEOPLES BANCTRUST COMPANY, INC.
Date of Grant                           1999 STOCK OPTION PLAN COMMITTEE


                                        By: /s/ Ted M. Henry
                                           -------------------------------------
                                           An Authorized Member of the Committee